EXHIBIT 23.2

                      Consent of Independent Accountants


As independent public accountants, we hereby consent to the incorporation by reference in this Form S-3 of our report dated February 8, 1995 (except for Note 14 for which the date is March 2, 1995). It should be noted that we have not audited any financial statements of the company subsequent to December 31, 1994 or performed any audit procedures subsequent to the date of our report.




                                                /s/ Arthur Andersen LLP

Boston, Massachusetts
August 5, 1996